Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of HarbourVest Private Investments Fund of our report dated February 12, 2025, relating to the financial statements as of and for the one day ended January 15, 2025, which appears in such Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Part C: Other Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 12, 2025